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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A
AMENDMENT NO. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2001

PHAGE THERAPEUTICS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Florida	000-31961	91-1930691
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

19017 120th Avenue NE, Suite 102 Bothell, Washington 98011
(Address of principal executive offices)(Zip Code)

(425) 481-6255
(Registrant's telephone number, including area code)

FORM 8-K/A

PHAGE THERAPEUTICS INTERNATIONAL INC.

Item 4.  Change in Registrant's Certifying Accountant

    The Company is making additional disclosures to the Current Report on Form 8-K filed by the Company on December 4, 2001 and amended on December 18, 2001.

    Effective November 29, 2001, the Company dismissed Davidson & Company, Chartered Accountants, as its independent accountants, and engaged Grant Thornton LLP as its new independent accountants. The decision to change independent accountants was approved by the Company's Board of Directors on November 29, 2001. No consultation regarding accounting policy or procedures with the new auditors occurred prior to their engagement.

    In connection with Davidson & Company's audit for 1999 and 2000, and with the subsequent interim periods through November 29, 2001:

  (a) The reports of Davidson & Company did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for a "going concern" opinion in the reports for each of 2000 and 1999, which raises substantial doubt as to the Company's ability to continue as a going concern due to the losses from operations, unless the Company achieves future profitable operations or obtains additional financing.

  (b) There were no disagreements with Davidson & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Davidson & Company, would have caused them to make reference to the subject matter of the disagreement in their reports.

    The Company requested Davidson & Company to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained in this Amendment No. 2 to the Company's Current Report on Form 8-K. A copy of that letter, dated January 2, 2002 is filed as Exhibit 16 to this Current Report on Form 8-K/A.

Item 7.  Financial Statements and Exhibits

16
Letter from Davidson & Company regarding change in the Company's accountant.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

PHAGE THERAPEUTICS INTERNATIONAL INC.
	By:	/s/ Darren Pylot Darren Pylot Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: January 4, 2002

INDEX

Exhibit Number	Description of Document
16	Letter from Davidson & Company to Securities and Exchange Commission dated January 2, 2002 pursuant to the requirements of Item 304(a)(3) of Regulation S-K.

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FORM 8-K/A
SIGNATURES
INDEX